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                                                                     EXHIBIT 5.1

                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                919 THIRD AVENUE
                         NEW YORK, NEW YORK  10022-3897
                              TEL: (212) 735-3000
                              FAX: (212) 735-2000


                             May 22, 1997



NTL Incorporated
110 East 59th Street, 26th Floor
New York, New York 10022

               Re:  NTL Incorporated
                    Registration Statement on Form S-4
                    ----------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to NTL Incorporated, a Delaware corporation (formerly known as International CableTel Incorporated) (the "Company"), in connection with the public offering by the Company of up to (i) $400,000,000 aggregate principal amount of the Company's 10% Series B Senior Notes Due 2007 (the "New Notes") to be issued under the Indenture dated as of February 12, 1997 (the "Senior Notes Indenture") by and between the Company and The Chase Manhattan Bank, as trustee (the "Senior Notes Trustee"), in exchange for a like principal amount of the Company's 10% Senior Notes Due 2007 (the "Old Notes" and, together with the New Notes, the "Notes"), as contemplated by the Registration Rights Agreement dated February 12, 1997 (the "Senior Notes Registration Rights Agreement") by and among the Company, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Chase Securities Inc. ("Chase") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), (ii) 100,000 shares of the Company's 13% Series B Senior Redeemable Exchangeable Preferred Stock, par value $0.01 per share (the "Exchange Preferred Stock"), to be issued in exchange for a like number of shares of the Company's 13% Senior Redeemable Exchangeable Pre-
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NTL Incorporated
May 22, 1997
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ferred Stock, par value $0.01 per share (the "Old Preferred Stock"), as contemplated by the Registration Rights Agreement dated February 12, 1997 by and among the Company, DLJ, Chase and Merrill Lynch (the "Preferred Stock Registration Rights Agreement"), and (iii) an additional 150,000 shares of the Company's 13% Series B Senior Redeemable Exchangeable Preferred Stock, par value $0.01 per share (the "PIK Preferred Stock" and, together with the Exchange Preferred Stock, the "New Preferred Stock" and, together with the Old Preferred Stock, the "Preferred Stock"), issuable from time to time in lieu of cash dividends on the Preferred Stock. Subject to certain conditions, the Preferred Stock may be exchanged for the Company's 13% Series B Subordinated Exchange Debentures Due 2009 (the "Subordinated Debentures"). The Subordinated Debentures are issuable under an indenture (the "Subordinated Debenture Indenture") proposed to be entered into between the Company and The Chase Manhattan Bank, as trustee (the "Subordinated Debenture Trustee").

          This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

          In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Company's Registration Statement on Form S-4 (File No. 333-25577) filed with the Securities and Exchange Commission (the "Commission") on April 21, 1997 under the Act, and as amended by Amendment No. 1 thereto filed on May 22, 1997 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) an executed copy of the Senior Notes Registration Rights Agreement; (iii) an executed copy of the Preferred Stock Registration Rights Agreement; (iv) an executed copy of the Senior Notes Indenture; (v) the form of the Subordinated Debenture Indenture filed as an
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NTL Incorporated
May 22, 1997
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exhibit to the Registration Statement; (vi) a specimen certificate representing shares of the New Preferred Stock; (vii) the form of certificate evidencing the New Notes; (viii) the form of certificate evidencing the Subordinated Debentures; (ix) the Restated Certificate of Incorporation of the Company, as presently in effect; (x) the By-laws of the Company, as presently in effect;
(xi) certain resolutions of the Board of Directors of the Company relating to the issuance of the Notes, Preferred Stock and Subordinated Debentures; (xii) the Form T-1 of the Senior Notes Trustee filed as an exhibit to the Registration Statement; and (xiii) the Certificate of Designation dated as of February 12, 1997 in respect of the Preferred Stock (the "Certificate of Designation"). The documents referred to in clauses (ii) through (viii) above are hereinafter referred to as the "Operative Documents". We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the
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NTL Incorporated
May 22, 1997
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validity and binding effect thereof.  We have also assumed that the execution and delivery by the Company of the Senior Notes Indenture and the Subordinated Debenture Indenture and the performance of its obligations thereunder do not and will not violate or constitute a default under (i) any agreement or instrument to which the Company or its properties is subject (except that we do not make the assumption set forth in this clause (i) with respect to the Company's Restated Certificate of Incorporation, By-laws and the Operative Documents), (ii) any law, rule, or regulation to which the Company or its properties is subject (except that we do not make the assumption set forth in this clause (ii) with respect to the Delaware General Corporation Law (the "DGCL") and those laws, rules and regulations of the State of New York and of the United States of America which, in our experience, are normally applicable to transactions of the type contemplated by the Operative Documents, but without our having made any special investigation concerning any other laws, rules or regulations), (iii) any judicial or regulatory order or decree of any govern-mental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. We have further assumed that (i) the Registration Statement will be declared effective by the Commission under the Act, (ii) the Senior Notes Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), and (iii) the Subordinated Debenture Indenture will have been duly qualified under the TIA. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

          The opinions expressed herein assume that there is no change in the DGCL and other applicable laws from
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NTL Incorporated
May 22, 1997
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those in effect on the date hereof, and we advise you that we are under no duty or obligation to inform you of any such change.

          Members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to the laws of any other jurisdiction other than the DGCL. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

          Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

          1. When (i) all of the conditions precedent set forth in the Senior Notes Indenture with respect to the issuance, execution, authentication and delivery of the New Notes have been complied with and (ii) the New Notes have been duly executed and authenticated in accordance with the terms of the Senior Notes Indenture and have been delivered upon consummation of the Exchange Offer against receipt of the Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer and the Senior Notes Indenture, the New Notes will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that
(a) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) the waiver contained in Section 4.04 of the Senior Notes Indenture may be deemed unenforceable.
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NTL Incorporated
May 22, 1997
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          2.  When the certificates representing the Exchange Preferred Stock in the form of the specimen certificate examined by us have been signed by, or in the name of, the Company in accordance with Section 158 of the DGCL and manually signed by an authorized officer of the transfer agent and registrar and have been delivered upon consummation of the Exchange Offer against receipt of the Old Preferred Stock surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Preferred Stock will be validly issued, fully paid and nonassessable.

          3. When (i) dividends in PIK Preferred Stock have been duly and validly declared and paid on the Preferred Stock by the Board of Directors of the Company in accordance with the DGCL and the Certificate of Designation,
(ii) all other requirements of the DGCL in respect of such dividends have been complied with by the Company and its Board of Directors and (iii) the certifi-cates representing the PIK Preferred Stock in the form of the specimen certificate examined by us have been signed by, or in the name of, the Company in accordance with Section 158 of the DGCL and manually signed by an authorized officer of the transfer agent and registrar, the PIK Preferred Stock will be validly issued, fully paid and nonassessable.

          4. When (i) the Subordinated Debenture Indenture is duly executed by the Company and the Subordinated Debenture Trustee in the form examined by us, (ii) all of the conditions precedent set forth in the Subordinated Debenture Indenture with respect to the issuance, execution, authentication and delivery of the Subordinated Debentures have been complied with, (iii) the Subordinated Debentures have been duly executed and authenticated in accordance with the terms of the Subordinated Debenture Indenture and (iv) the Subordinated Debentures have been delivered in exchange for the Preferred Stock in
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NTL Incorporated
May 22, 1997
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accordance with the provisions of the Certificate of Designation, the
Subordinated Debentures will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that (a) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) the waiver contained in Section 4.04 of the Subordinated Debenture Indenture may be deemed unenforceable.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus which constitutes a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                              Very truly yours,

                              /s/ Skadden, Arps, Slate, Meagher & Flom LLP